SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         August 12, 2004
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                              THE SOUTHERN COMPANY
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               (Exact name of registrant as specified in charter)

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          Delaware                   1-3526                 58-0690070
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(State or other jurisdiction    (Commission File   (IRS Employer Identification
      of incorporation)             Number)                    No.)


270 Peachtree Street, NW, Atlanta, Georgia                      30303
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code       (404) 506-5000
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 9.         Regulation FD Disclosure.

         On August 12, 2004, Georgia Power Company ("Georgia Power") and Gulf Power Company ("Gulf Power") entered into a purchased power agreement and Southern Power Company ("Southern Power") entered into two purchased power agreements with Florida Power & Light ("FP&L"). Under the agreements, for the period from June 2010 through December 2015, Georgia Power and Gulf Power will provide FP&L with 165 megawatts of capacity annually from the jointly owned Plant Scherer Unit 3, and Southern Power will provide FP&L with a total of 790 megawatts of capacity annually from Plant Harris Unit 1 and Plant Franklin Unit
1. The contracts provide for fixed capacity payments and variable energy payments based on actual energy delivered. Additionally, FP&L will make payments for firm gas transportation. These contracts are contingent upon certain events, including approval of the Florida Public Service Commission. The final outcome of this matter cannot now be determined.


                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     August 16, 2004             THE SOUTHERN COMPANY



                                       By /s/Tommy Chisholm
                                            Tommy Chisholm
                                              Secretary